Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Solid Biosciences Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, $0.001 par value per share	Other	2,223,196 shares (2)	$8.86 (3)	$19,694,537.02 (3)	$147.60 per $1,000,000	$2,907

Total Offering Amounts					$19,694,537.02		$2,907

Total Fee Offsets							—

Net Fee Due							$2,907

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Consists of (i) 1,019,330 shares issuable under the Amended and Restated 2020 Equity Incentive Plan (“2020 Plan”), (ii) 203,866 shares issuable under the Amended and Restated 2021 Employee Stock Purchase Plan, and (iii) 1,000,000 shares issuable under the 2024 Inducement Stock Incentive Plan.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act. The proposed maximum offering price per unit and the maximum aggregate offering price are calculated based upon (i) $5.76, the exercise price of the 15,112 shares subject to outstanding stock option grants under the 2020 Plan, (ii) $7.09, the exercise price of the 1,460 shares subject to outstanding stock option grants under the 2020 Plan, (iii) $7.85, the exercise price of the 827,750 shares subject to outstanding stock option grants under the 2020 Plan and (iv) $9.50, the average of the high and low prices of the registrant’s Common Stock as reported on The Nasdaq Global Select Market on March 6, 2024, in accordance with Rule 457(c) under the Securities Act for the 175,008 shares issuable under the 2020 Plan which are not subject to outstanding options, the 203,866 shares issuable under the Amended and Restated 2021 Employee Stock Purchase Plan and the 1,000,000 shares issuable under the 2024 Inducement Stock Incentive Plan.